FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE ANNOUNCES MERCEDES-BENZ FINANCIAL HAS JOINED EXISTING SYNDICATED CREDIT FACILITY

HOUSTON, July 6, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced today that Mercedes-Benz Financial has signed on as a partner to its existing $1.35 billion revolving credit facility that expires in March 2012. Mercedes-Benz Financial replaces BNP Paribas in the syndicated facility.

Including Mercedes-Benz Financial, the lenders in the syndicated facility now consist of four captive finance companies – Toyota Motor Credit Corporation, BMW Financial Services NA, LLC and Nissan Motor Acceptance Corporation – and 16 commercial banks. The commercial banks are JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Comerica Bank; Key Bank; Sovereign Bank; U.S. Bank, N.A.; Wells Fargo Bank, National Association; Barclays Bank PLC; Citizens Bank New Hampshire; Deutsche Bank AG, New York Branch; Fifth Third Bank; PNC Bank N.A.; SunTrust Bank; World Omni Financial Corp.; Amarillo National Bank and Bank of Oklahoma, N.A.

“We are delighted with Mercedes-Benz Financial’s decision to join our floorplan and acquisition facility,” said John C. Rickel, Group 1’s senior vice president and chief financial officer. “The addition of a partner of this caliber is a plus for our credit syndicate and further expands our strategically important financial partnerships. We look forward to working with Mercedes-Benz Financial and our other financial partners going forward.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 136 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com